Exhibit 8.3

	Pangaea Logistics Solutions Ltd.	Email jbodi@applebyglobal.com
	109 Long Wharf, 2nd Floor	Direct Dial 441.298.3240
Newport, RI 02840
Attention: Edward Coll

11 August 2014

Dear Sirs

Bermuda Office Appleby (Bermuda) Limited Canon's Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244 Fax +1 441 292 8666 applebyglobal.com	Pangaea Logistics Solutions Ltd. (the “Company”)

This opinion as to Bermuda law is addressed to you in connection with the Company’s proposed merger into Quartet Merger Sub, Ltd., a Bermuda wholly-owned subsidiary of Quartet Holdco Ltd. (“Holdco”), a Bermuda exempted company, which is a wholly-owned subsidiary of Quartet Merger Corp., a publicly-traded Delaware corporation, and in connection with the filing of Holdco’s Registration Statement on Form S-4 (File No. 333-195910) (the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on May 13, 2014, as thereafter amended or supplemented and the prospectus of Holdco (the “Prospectus”) included in the Registration Statement.

For the purposes of this opinion we have examined and relied upon the Registration Statement and Prospectus (Documents) together with such other documentation as we have considered requisite to this opinion. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

1. the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such Documentation submitted to us as certified, conformed, notarised or photostatic copies;

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. "Partner" is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.
Bermuda ¡ British Virgin Islands ¡ Cayman Islands ¡ Guernsey ¡ Hong Kong ¡ Isle of Man ¡ Jersey ¡ London ¡ Mauritius ¡ Seychelles ¡ Shanghai ¡ Zurich

2.	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.	the genuineness of all signatures on the Documents;

4.	the authority, capacity and power of each of the persons signing the Documents; and

5.	that any factual statements made in any of the Documents are true, accurate and complete.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we confirm that the statements in the Registration Statement/Prospectus under the headings “Business of Pangaea – Tax Considerations – Bermuda Tax Considerations”, insofar as such information describes the provisions of the tax laws of Bermuda, constitute our opinion as to such laws.

Reservations

We have the following reservations:

1.	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

2.	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure

This opinion is given in connection with filing of the Registration Statement and Prospectus with the Commission and not for any other purpose except as may be required by law or regulatory authority. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

Bermuda ¡ British Virgin Islands ¡ Cayman Islands ¡ Guernsey ¡ Hong Kong ¡ Isle of Man ¡ Jersey ¡ London ¡ Mauritius ¡ Seychelles ¡ Shanghai ¡ Zurich

2

We also consent to the reference to our Firm under the captions “Business of Pangaea – Tax Considerations – Bermuda Tax Considerations” in the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby (Bermuda) Limited

Bermuda ¡ British Virgin Islands ¡ Cayman Islands ¡ Guernsey ¡ Hong Kong ¡ Isle of Man ¡ Jersey ¡ London ¡ Mauritius ¡ Seychelles ¡ Shanghai ¡ Zurich

3